NEITHER THIS DEBENTURE, NOR THE SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'). THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE 'RESTRICTED' AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT

     NEITHER THIS DEBENTURE, NOR THE SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

     THIS DEBENTURE DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No.                                                                 $       U.S.
   ----------                                                        -------

                              CELGENE CORPORATION

                   8% CONVERTIBLE DEBENTURE DUE JULY 31, 1997

     THIS DEBENTURE is one of a duly authorized issue of Debentures of CELGENE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the 'Company'), designated as its 8% Convertible Debentures Due July 31, 1997, in an aggregate principal amount not exceeding U.S. $12,000,000

     FOR VALUE RECEIVED, the Company promises to pay to __________, the registered holder hereof (the 'Holder'), the principal sum of ___________________ ($_________ U.S.), on or prior to July 31, 1997 (the
'Maturity Date') and to pay (continued on reverse)

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                              CELGENE CORPORATION


Dated: July 1995              By:___________________________________
                                  Dr. Sol J. Barer,
                                  President and Chief
                                  Operating Officer

(page 2 of  4 of Celgene Corporation Convertible Debenture due July 31, 1997)

interest on the principal sum outstanding from time to time in arrears on the Maturity Date, at the rate of 8% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. The interest so payable will be paid on the Maturity Date to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the 'Debenture Register') on the first business day prior to the Maturity Date: provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Regulation S Subscription Agreement executed by the original Holder or a subsequent transferee. All accrued and unpaid interest shall bear interest at the same rate of 8% per annum from the Maturity Date until the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Debenture Register shall represent the record of ownership and right to receive principal and interest on this Debenture. Interest and principal shall be payable only to the registered Holder as reflected in the Debenture Register. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein. The forwarding of such payment shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment.

     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of One Hundred Thousand Dollars ($100,000 U.S.) and integral multiples of Fifty Thousand Dollars ($50,000 U.S.) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same but shall not be issuable in denominations less than integral multiples of Fifty Thousand Dollars ($50,000 U.S.). No service charge will be made for such registration of transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments. The Holder shall pay any other taxes, charges, or levies in connection with the issuance or transfer thereof.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the 'Act'), including Regulation S promulgated under the Act. Any Holder of this Debenture, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. The Holder of this Debenture is entitled, at its option, at any time commencing on July 29, 1995 until September 11, 1995 to convert the principal amount of this Debenture, in whole but not in part, into shares of Common Stock, par value $.01 per share (the 'Common Stock') of the Company at a conversion price (the 'Fixed Conversion Price') for each share of Common Stock equal to 100% of the Closing Bid Price, as defined, on July 28, 1995 and is entitled, at its option at any time commencing on September 12, 1995 until July 30, 1997 (which is the last business day prior to the Maturity Date hereof) to convert the principal amount of this Debenture, in whole but not in part, into shares of Common Stock of the Company at a conversion price ('Variable Conversion Price') for each share of Common Stock equal to the lesser of (a) Eight-five percent (85%) of the Market Price (as defined) of the Company's Common Stock, or (b) 100% of the Closing Bid Price, as defined, on July 28, 1995. For purposes of this Section 4, the 'Closing Bid Price' of the Common Stock for each day shall be the closing bid price of the Common Stock on such day as reported on the New York Stock Exchange composite tape, or, if the Common Stock is not listed or admitted for trading on such Exchange, on the principal national securities exchange on which is the Common Stock is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, the closing bid price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System ('NASDAQ') National Market System (or, if not so reported, the closing price) or, if not admitted for quotation on the NASDAQ National Market System, the average of the high bid and the low asked prices as recorded by the National Association of Securities Dealers, Inc. through NASDAQ, or, if the Common Stock is not traded in the over-the-counter market, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors (which decision shall be conclusive). For purposes of this Section 4, 'Market Price' shall mean the average of the Closing Bid Price for the five trading days prior to the Date of Conversion (as herein defined). Such conversion shall be effectuated by surrendering the Debentures to be converted by overnight courier to the Company's registrar and transfer agent, American Stock Transfer & Trust Co. ('Transfer Agent'), with the form of conversion notice attached hereto as Exhibit A (with an advance copy of the Debenture and the conversion notice to the Transfer Agent and the Company by facsimile), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture, and accompanied, in the event the Holder desires to register the shares of Common Stock in a name other than that of Holder, by proper assignment hereof. The Company and the Transfer Agent shall make a reasonable effort to deliver the converted shares to the Holder within three business days from date of receipt of the conversion notice and the original of this Debenture. In the event the Holder converts the Debenture at the Fixed Conversion Price or Variable Conversion Price, the accrued interest shall be payable to the Holder in shares of Common Stock (unless such Debenture is redeemed for cash under the terms of Section 5 herein), and the interest and number of shares issued upon conversion shall be calculated as follows:

     Number of shares issued upon conversion = (Principal + Interest)/Conversion
         Price,  where

           Principal  = The  principal amount of the  Debenture to be converted,

           Interest = Principal x (N/365) x .08, where N = the number of days from July 28, 1995 to the date of conversion, and

           Conversion Price = Either the Fixed Conversion Price or the Variable Conversion Price, as defined in this paragraph 4 herein, whichever is applicable at the time of such conversion.

                               (continued on attached)

(page 3 of 4 of Celgene Corporation Convertible Debenture due July 31, 1997)

In all cases the conversion of this Debenture in full shall represent payment of all interest and principal payable to the Holder hereunder. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share. The date on which notice of conversion is given (the 'Date of Conversion') shall be deemed to be the date set forth in such notice of conversion if the original of this Debenture is received by the Transfer Agent within five business days thereafter. If the original of this Debenture is not received by the Transfer Agent within five business days after the Date of Conversion, the notice of conversion shall become null and void. In the event of any stock split, stock dividend payable in securities of the Company, or other reclassification of the Common Stock, the conversion price shall be equitably adjusted so that the Holder shall receive, in exchange for the conversion price, such securities or other property which it would have received had it converted this Debenture immediately prior to such stock split, dividend or other reclassification. No service charge will be made for any such conversion.

     5. The Company shall have the right to redeem this Debenture for cash by giving notice (the 'Redemption Notice') to the Holder by facsimile, original to follow by two-day courier, within one business day from the date facsimile notice of conversion is received by the Company. The redemption price shall be paid to Holder within seven calendar days after such facsimile has been given except in the event the Common Stock price is below $5.00, in which case the redemption price shall be paid to Holder within 21 calendar days after such facsimile notice has been given. The redemption price (the 'Redemption Price') shall be the greater of a) the amount calculated by multiplying the sum of the Principal and accrued Interest of this Debenture, as those terms are defined in paragraph 4 above, by a fraction, the numerator of which shall be the Closing Bid Price on the proposed Date of Conversion, and the denominator of which shall be the lesser of the conversion prices described in clauses (a) and (b) of
Section 4 above, and b) 115% of the Principal and accrued Interest of this Debenture. After receipt of the Redemption Notice, all rights with respect to this Debenture, including, without limitation, the conversion rights contained herein (notwithstanding the furnishing by the holder hereof of a notice of conversion to the Company), shall forthwith terminate, except only the right of the holder to receive the Redemption Price.

     6. The Company is entitled, at its option, any time commencing on October 15, 1995 until July 30, 1996 to require the Holder to convert the Principal and accrued Interest of this Debenture, as those terms are defined in paragraph 4 above, into shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to the lesser of a) 75% of the Closing Bid Price on the date the Company provides notice of conversion and b) 100% of the Closing Bid Price on July 28, 1995. The Company is entitled, at its option, any time commencing on July 31, 1996 until July 30, 1997 to require the Holder to convert the Principal and accrued Interest of this Debenture, as those terms are defined in paragraph 4 above, into shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to the lesser of (a) or (b) of
Section 4 above. In either case, the Company shall notify the Holder of the Company's intent to force conversion by giving written notice ('Notice of Mandatory Conversion') to the Holder by facsimile, original to follow by two-day courier, before midnight, New York City time, on the date of such mandatory conversion. The Company is not entitled to require conversion under this Section 6 if the Company makes any planned press release either a) on the day it provides such Notice of Mandatory Conversion to the Holder or b) prior to the close of trading on the following business day.

     7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

     8. Except as provided by applicable law, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present, or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     9. After this Debenture shall have been surrendered for conversion as herein provided or notice of conversion shall have been given by the Company pursuant to Section 6 herein, this Debenture shall no longer be deemed to be outstanding and all rights with respect to this Debenture, including, without limitation, the right to recei ve interest hereon and the principal hereof, shall forthwith terminate as of the Date of Conversion, except only the right of the holder hereof to receive shares of Common Stock in exchange herefor.

     10. This Debenture shall not entitle the holder hereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

     11. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     12. Any Holder of this Debenture, by acceptance hereof, agrees that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act, including Regulation S promulgated under the Act, or any applicable state Blue Sky law or similar laws relating to the sale of securities and the holder agrees to provide the Company with such documentation as the Company shall deem necessary in accordance with Section 4 of the Regulation S subscription agreement executed by the original holder hereof to demonstrate that

                            (continued on attached)

(page 4 of 4 of Celgene Corporation Convertible Debenture due July 31, 1997)

such offer, sale or disposition complied with applicable securities laws. This provision shall similarly apply to subsequent transfers of this Debenture.

     13.This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws.

     14.For purposes hereof, the term 'business day' shall mean any day on which banks are generally open for business in the State of Delaware, USA and excluding any Saturday and Sunday.

     15. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a 'Corporate Change') (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Debenture shall be assumed by the acquiring entity and thereafter this Debenture shall be convertible into such class and type of securities as the Holder would have received had the Holder converted this Debenture immediately prior to such Corporate Change.

     16. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to
(i) the Company at, 7 Powder Horn Drive, Warren, New Jersey 07059,  Telecopy No.
(908) 805-3931 and (ii) the holder of this Debenture, to such holder at its last address as shown on the Debenture Register (or to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 16). Any notice or other communication mail shall be deemed given at the time of receipt thereof.

     17. Any waiver by the Company or the holder hereof of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     18. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                                   EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Debenture)Holder

The undersigned hereby irrevocably elects to convert the above Debenture No. ___________ into shares of Common Stock, par value $.01 per share (the 'Common Stock'), of Celgene Corporation (the 'Company') according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

If this Debenture is being converted during the Restricted Period (as that term is defined in the subscription agreement executed by the original purchaser of this Debenture), the undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the United States Securities Act of 1933, as amended (the 'Act') and is not converting the Debenture on behalf of any U.S. Person. The undersigned also represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Debenture shall be made in compliance with Regulation S, pursuant to registration of the Common Stock under the Act or pursuant to an exemption from registration under the Act.


Conversion calculations:                        --------------------------------
                                                 Date of Conversion


                                                --------------------------------
                                                 Applicable Conversion Price


                                                --------------------------------
                                                 Signature


                                                --------------------------------
                                                 Name


                                                 Address
                                                --------------------------------
                                                --------------------------------

* The original Debenture and Notice of Conversion must be received by the Company's Transfer Agent before any shares of Common Stock will be issued. If the original of this Debenture is not received by the Transfer Agent (or such other person as the Company may specify) within five business days after the date of conversion specified above, this notice of conversion shall become null and void.